                                                          Confidential Treatment
                                                                   Exhibit 10.48


Redacted information denoted as "[REDACTED]," has been omitted from this document pursuant to a request for confidential treatment that has been separately filed with the Commission.


                                LICENSE AGREEMENT

                               Ovcon(R)[REDACTED]


         This LICENSE AGREEMENT is made as of the Effective Date by and between, on the one hand, BRISTOL-MYERS SQUIBB COMPANY, having a place of business at 777 Scudders Mill Road, Plainsboro, New Jersey 08543-4500 ("BMS"), and, on the other hand, WARNER CHILCOTT LABORATORIES IRELAND LIMITED, having a place of business at Lincoln House, Lincoln Place, Dublin 2, Ireland ("WCL") and, for purposes of indemnification under Article IX only, WARNER CHILCOTT INC., having a place of business at Rockaway 80 Corporate Center, 100 Enterprise Drive, Suite 280, Rockaway, New Jersey 07866 ("WCI").

                                   WITNESSETH:

         WHEREAS, BMS owns the right, title and interest in and to the Trademark (as defined herein); and

         WHEREAS, BMS owns the right, title and interest in and to approved New Drug Applications covering the manufacture and sale of norethindrone and ethinyl estradiol tablets, USP, in formulations containing 50 and 35 micrograms ethinyl estradiol, which are currently marketed by Apothecon, Inc. (an Affiliate of BMS, hereinafter referred to as "Apothecon") in the Territory under the trademarks Ovcon(R)50 and Ovcon(R)35, respectively; and

         WHEREAS, WCL desires to market and sell a norethindrone and ethinyl estradiol tablet in a formulation containing [REDACTED] micrograms ethinyl estradiol under the trademark "Ovcon(R)[REDACTED]"; and

         WHEREAS, BMS is willing to grant to WCL an exclusive license (except as to BMS, its Affiliates, or a purchaser or in-licensor in accordance with Article II(F) herein) to use and display the "Ovcon(R)" trademark in connection with the marketing and sale by WCL of a norethindrone and ethinyl estradiol tablet in a formulation containing [REDACTED] micrograms ethinyl estradiol and to facilitate WCL's securing its own NDA for that tablet.

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

I.       Definitions

         For purposes of this Agreement, the following terms shall have the corresponding meanings set forth below:

         "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it/he/she owns, or directly or indirectly controls, more than fifty percent (50%) of the voting securities (or comparable equity interests) or other ownership interests of the other Person, or if it/he/she directly or indirectly possesses the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting securities, by contract or any other means whatsoever.

         "Agreement" means this agreement, together with all appendices, exhibits and schedules hereto, and as the same may be amended or supplemented from time to time hereafter by a written agreement duly executed by authorized representatives of each party hereto.

         "Agreement Quarter" means each three-month period commencing on the first day of January, April, July, or October, as the case may be, during the Agreement Term.

         "Agreement Term" has the meaning specified in Article VIII hereof.

         "Commercial Launch" means the first commercial sale of the Product to an unAffiliated Third Party.

         "Confidential and Proprietary Information" has the meaning set forth in
Article X hereof.

         "Copromotion Agreement" means the agreement for the copromotion of Ovcon(R)35 and Estrace(R) entered into between Apothecon and WCI as of January 1, 1999 solely as it pertains to Ovcon(R)35.

         "Effective Date" means February 1, 1999.

         "Net Sales" means for the applicable period the gross amount invoiced for the Product by WCL or its licensees to unAffiliated third parties in the Territory, less the following amounts to the extent deducted on such invoice or absorbed by WCL in accordance with U.S. GAAP: (i) quantity, trade and/or cash discounts, allowances, rebates, and price adjustments or reductions allowed or given, provided, however, that such discounts, allowances, rebates, adjustments and reductions are ordinary and usual in the industry; (ii) freight, postage, and shipping insurance expenses absorbed by WCL and not reimbursed by the invoicee; (iii) credits, rebates, charge backs, or refunds allowed for rejected, outdated, or returned Product; (iv) sales and other excise taxes and duties directly related to the sale, to the extent such items are included in the gross invoice price (but not including taxes assessed against the income derived from such sale). If a Product is sold for compensation other than cash, Net Sales shall be calculated based on the fair market value of the Product in cash.

         "Ovcon(R)35" means all current presentations of norethindrone and eithinyl estradiol tablets, USP, currently approved by the FDA as an oral contraceptive (as more fully specified in the labeling for the product) and marketed under the trademark Ovcon(R)35.

         "Ovcon Products" means all current presentations and formulations of norethindrone and ethinyl estradiol tablets, USP, currently approved by the FDA and marketed under and/or utilizing the trademark "Ovcon(R)."

         "Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

         "Product" means finished pharmaceutical preparations containing as their active ingredients norethindrone and [REDACTED] micrograms ethinyl estradiol.

         "Serious Adverse Event" and "Non-Serious Adverse Event" have the meanings set forth in Articles VII(G).

         "Territory" means the United States of America, and specifically excluding Puerto Rico and any U.S. held territories and possessions.

         "Third Party" means any Person other than a party to this Agreement or an Affiliate thereof.

         "Trademark" means the trademark "Ovcon(R)".


II.      Grant to WCL

         A. Subject to all the terms and conditions of this Agreement, BMS hereby grants to WCL an exclusive license, (except as to BMS, its Affiliates, or a purchaser or in-licensor of the Trademark in accordance with Article II(F) herein), to use the Trademark in the Territory during the Agreement Term solely in connection with the promotion, marketing and sale of the Product in the Territory in accordance with the terms of this Agreement. WCL shall not transfer or grant any sublicenses with respect to the Trademark without the prior, express written consent of BMS, except that WCL is hereby authorized to grant nontransferable sublicenses to use the Trademark to its Affiliates for the sole purpose of carrying out WCL's obligations and efforts under this Agreement, provided that such Affiliates agree to be bound by the terms and conditions of this Agreement.

         B. WCL acknowledges that BMS is the sole and exclusive owner of all right, title and interest in and to the Trademark (including the application and any subsequent registrations and renewals thereof). In connection with its use of the Trademark, WCL shall not in any way or manner represent to others that it owns or has any ownership rights in the Trademark and any subsequent registrations thereof. WCL agrees and acknowledges that any goodwill accruing or arising from its use of the Trademark shall be for the sole benefit of BMS. WCL shall not take any action that impairs, contests or tends to impair or contest BMS's right, title and interest in and to the Trademark and any goodwill associated with the Trademark. All rights to use the Trademark not expressly granted to WCL by BMS pursuant this Agreement are reserved.

         C. WCL shall not use or display any other mark or marks in connection with the

Trademark, except for trademarks used or adopted by WCL generally, such as "Warner Chilcott" or the "WC" logo, that are used on packaging and/or advertising or promotional material for the Product and that are physically separate from the Trademark. Notwithstanding the foregoing exception, WCL shall not use or adopt any variation of the Trademark or any word or mark that is confusingly similar to the Trademark. WCL shall comply with the terms and conditions of this Agreement and all federal and state laws, statutes and regulations in connection with its use of the Trademark.

         D. WCL shall not use or display the Trademark in connection with or as part of the promotion, marketing or sale of the Product for a therapeutic area other than: (i) oral contraception; or (ii) such other therapeutic area as is consistent with the approved FDA labeling for the Product, provided, however, that such labeling is consistent with that for the class of products to which the Product belongs.

         E. BMS shall be responsible, at its own cost and expense, for taking all actions required for the application, registration, maintenance and renewal of the Trademark in the United States Patent and Trademark Office. BMS shall not permit any U.S. registration for the Trademark to lapse or become abandoned. WCL shall furnish BMS with all information reasonably requested by BMS (including specimens and samples illustrating the manner of use of the Trademark) and documents (including the execution and delivery of any and all affidavits, declarations, oaths and other documents) to assist BMS in maintaining trademark protection and registrations for the Trademark.

         F. During the Agreement Term, BMS may not use (itself or through an Affiliate) or out-license the Trademark to any Third Party for any finished pharmaceutical preparations containing as its active ingredients norethindrone and [REDACTED] micrograms ethinyl estradiol. Notwithstanding the foregoing, BMS may sell or out-license the Trademark to an Affiliate or a Third Party provided, however, that: (i) WCL's exclusive license to utilize the Trademark under the terms of this Agreement shall survive any such sale or out-license for the Agreement Term; and (ii) any such sale or out-license of the Trademark to a Third Party shall be made in accordance with Section 15 of the Copromotion Agreement.

         G. WCL shall promptly notify BMS of: (i) any actual or suspected infringement or misuse of the Trademark, or (ii) any information which may adversely affect the Trademark. If the Trademark is infringed by a Third Party, BMS shall have the right and option, but not the obligation, to bring an action for infringement, at its sole expense, against the Third Party, and/or reach a settlement with the Third Party. In the event BMS elects not to bring an action for infringement or settle the claims against the Third Party, then BMS shall give WCL prompt written notice of that election so that the claim is not compromised, and WCL shall have the right and option, but not the obligation, at its cost and expense, to initiate infringement litigation against the Third Party and/or reach a settlement with the Third Party. The proceeds of any recovery resulting from an infringement action against and/or settlement with a Third Party shall be applied first to the unreimbursed expenses and legal fees of the party bring the action or entering into the settlement. Any remaining balance shall be divided between BMS and WCL based on the Net Sales of the Ovcon(R) Products (for BMS) and the Product (for WCL) as a percentage of the combined Net Sales for both the Ovcon(R) Products and the Product, each in the twelve (12) month period preceding the date on which the monies are actually collected. By way of example, if sales for the Ovcon(R)

Products are [REDACTED], and sales of the Product are [REDACTED], then BMS would be entitled to [REDACTED] of the remaining recovery and WCL to [REDACTED].


III.  Product Development

         A. WCL shall diligently pursue, within the standards of commercial reasonableness, the development of, and an approved NDA for, the Product. WCL shall have sole responsibility for undertaking and funding all aspects of the development of the Product, including, but not limited to, Product formulation and obtaining FDA approval to market the Product. WCL shall be the owner of all NDAs and intellectual property derived from such activities, including patents, (excluding, however, all intellectual property rights related to the Trademark, which rights are and shall continue to be owned by BMS) and BMS shall not in any way represent to others that it owns or has any ownership rights in the NDA or WCP intellectual property relating to the Product apart from the Trademark.

         B. BMS shall provide WCL with reasonable access to the NDA for Ovcon(R)35 in connection with WCL's development of the Product. WCL hereby acknowledges and agrees that all information in the NDA is and will be treated as Confidential and Proprietary Information of BMS.

         C. At BMS's option and sole discretion, BMS will provide WCL, in response to a request by WCL, with product development and regulatory support services in connection with WCL's development of the Product. BMS shall invoice WCL for any support services it provides to WCL utilizing BMS's then current standard absorbed cost for such services, calculated in accordance with U.S. GAAP, consistently applied. WCL shall pay the invoices within thirty (30) days of its receipt thereof.

IV.      Product Marketing
         A. WCL shall be solely responsible for undertaking and funding all aspects of the marketing, promotion, and sale of the Product in the Territory, including but not limited to all regulatory matters. WCL shall maintain in full force and effect all necessary licenses, permits and other authorizations required by law to carry out its duties and obligations under this Agreement. WCL shall comply with all laws, ordinances, rules and regulations (collectively, "Laws") applicable to its activities under this Agreement.

         B. WCL shall market the Product under the WCL label. WCL shall make no representations or warranties relative to the Product that conflict or are inconsistent with the FDA-approved label for the Product.

         C. During the Agreement Term WCL shall not promote or otherwise market the Product in a manner designed to convert prescribers or users of the Ovcon(R) Products to the Product.

         D. WCL shall obtain BMS's prior approval of WCL's use of the Trademark in promotional and advertising materials, which approval shall not be unreasonably withheld. For purposes of implementing the foregoing, WCL shall provide BMS with samples of its use of the Trademark in promotional and advertising materials no less than sixty (60) days prior to WCL's first commercial use of such materials, and BMS shall provide any objections to the proposed use of the Trademark, if any, within thirty (30) days of its receipt of the samples.

V.       CONSIDERATION

         A. In consideration of the Trademark license and the NDA for the Ovcon(R) Products being made available to WCL, WCL agrees to compensate BMS as follows:

         1. If WCI does not terminate the Copromotion Agreement prior to December 31, 2003, WCL will pay BMS a royalty in the amount of [REDACTED] of all Net Sales of the Product in the Territory during the Agreement Term, plus, if the Commercial Launch of the Product occurs during the Copromotion Term, (as defined in the Copromotion Agreement):

                  (a) the difference, if any, between (i) the Net Sales of Ovcon(R)35 in the Territory during the [REDACTED] months preceding the month of the Commercial Launch of the Product, and (ii) the Net Sales of Ovcon(R)35 in the [REDACTED] following the Commercial Launch of the Product; plus

                  (b) the difference, if any, between (i) the Net Sales of Ovcon(R)35 in the Territory during the [REDACTED] preceding the month of the Commercial Launch of the Product, and (ii) the Net Sales of Ovcon(R)35 in the [REDACTED] months following the Commercial Launch of the Product; plus

                  (c) the difference, if any, between (i) the Net Sales of Ovcon(R)35 in the Territory during the [REDACTED] months preceding the month of the Commercial Launch of the Product and (ii) the Net Sales of Ovcon(R)35 in the [REDACTED] months following the Commercial Launch of the Product.

It is understood that that payments set forth in Articles V(A)(1)(a) through (c) above are intended to insure that the Product does not convert existing Ovcon(R)35 sales, and that there shall be no credit, offset or other payment due from BMS or any of its Affiliates to WCL as a result of any of those differences being a negative number.

         2. In the event that WCI terminates the Copromotion Agreement prior to December 31, 2003 and such termination is not due to a Substantial Disruption of the Market or an uncured breach of the Copromotion Agreement by Apothecon, WCL will pay BMS a royalty of [REDACTED] of Net Sales of the Product dating from the effective date of the termination of the Copromotion Agreement.

         3. In the event that WCI terminates the Copromotion Agreement prior to December 31, 2003 due to a Substantial Disruption of the Market or an uncured breach of the Copromotion Agreement by Apothecon, WCL will pay BMS a royalty of [REDACTED] of Net Sales of the Product dating from the effective date of the termination of the Copromotion Agreement.

         4. In the event Apothecon terminates the Copromotion Agreement prior to December 31, 2003 due to an uncured breach by WCI or pursuant to Sections 12(b)(i) or (ii) of the

Copromotion Agreement (i.e., for failure to meet the prescription goals set forth therein), WPC will pay BMS a royalty of [REDACTED] of Net Sales of the Product dating from the effective date of the termination of the Copromotion Agreement.

         B. As used in Article V(A), herein, "Net Sales" of Ovcon(R)35 is as defined in the Copromotion Agreement, and "Substantial Disruption of the Market" means: (a) the commercialization of an AB rated generic version or equivalent of Ovcon(R)35; or (b) APOTHECON'S inability to supply Ovcon(R)35 for [REDACTED] consecutive days; or (c) a material recall or other regulatory or governmental action affecting the availability of Ovcon(R)35 for sale.

         C. Royalties due hereunder shall accrue from the date of Commercial Launch through the end of the Agreement Term.

         D. Royalties due hereunder shall accrue when Product is billed.


VI.      Payments and Reporting

         A. WCL shall furnish to BMS a written report covering each Agreement Quarter, showing the gross sales price and the Net Sales Price of all Product sold by WCL during each Agreement Quarter and the royalties which shall have accrued. Said reports shall be due on the forty-fifth day (45th) day following the close of each Agreement Quarter. In case no royalty is due for any Agreement Quarter, WCL shall so report.

         B. Royalties shown to have accrued by each of the royalty reports provided for under Article VI(A) of this Agreement shall be due and payable on the date such royalty report is due. Amounts payable under Articles V(A)(1)(a) through (c) shall be due and payable on the forty-fifth day (45th) following each of the three respective twelve month periods following the Commercial Launch of the Product.

         C. The parties will maintain complete and accurate books and records in sufficient detail to enable verification of the basis for calculating the compensation or other payments paid by WCL to BMS hereunder. Either party may demand an audit of the other party's relevant books and records in order to verify the other's reports and/or invoices on the aforesaid matters. Upon reasonable prior notice to the party to be audited, the independent public accountants of the other party shall have access to the relevant books and records of the party to be audited in order to conduct a review or audit thereof. Such access shall be available during normal business hours not more than once each calendar year during the Agreement Term and only for a period until two years after the relevant period in question. The accountants shall be entitled to report its conclusions and calculations to the party requesting the audit, except that in no event shall the accountants disclose the names of customers of either party or the prices, discounts, rebates, or other terms of sale charged by BMS or its Affiliates for Ovcon(R)35 or by WCL for the Product.

         The party requesting the audit shall bear the full cost of the performance of any such audit except as hereinafter set forth. If, as a result of any inspection of the books and records of WCL, it is shown that WCL's payments to BMS under this Agreement were less than the amount which should have been paid, then WCL shall make all payments required to be made to eliminate any discrepancy revealed by said inspection within 30 days after BMS's demand therefor. If, as a result of any inspection of the books and records of BMS, it is shown that WCL's payments to BMS under this Agreement were more than the amount which should have been paid, then BMS shall reimburse WCL for the discrepancy revealed by said inspection within 30 days after WCL's demand therefor. Furthermore, if the payments were more or less than the amount which should have been paid by an amount in excess of [REDACTED] percent [REDACTED] of the payments actually made during the period in question, the party responsible for the discrepancy shall also reimburse the auditing party for its out-of-pocket costs of such inspection.

VII.     Adverse Experience Reporting

         A. All regulatory matters regarding the Product shall be the responsibility of WCL. WCL will have the sole responsibility, at its cost and expense, to respond to product and medical complaints and to handle all returns and recalls of the Product. WCL shall provide BMS with prompt notice of all recalls.

         B. Beginning as of the Effective Date of this Agreement, each party shall promptly notify the other party of any significant event(s) that affects the marketing of the Product, including, but not limited to, adverse drug experiences and governmental inquiries, whether within or outside the Territory, concerning the Ovcon Products or the Product.

         Serious adverse events (as defined in Article VII(G) below) for the Product or the Ovcon(R) Products learned by a party shall be submitted to the other within three (3) working days but no more than four (4) calendar days from the receipt date.

         Non-serious adverse events for the Product or the Ovcon(R) Products (as defined in Article VII(C) below) that are spontaneously reported to a party shall be submitted to the other party no more than one (1) month from the date received by the first party; provided, however, that medical and scientific judgment should be exercised in deciding whether expedited reporting is appropriate in other situations, such as important medical events that may not be immediately life-threatening or result in death or hospitalization but may jeopardize the patient or may require intervention to prevent a serious adverse event outcome.

         C. WCL shall have the responsibility of reporting serious and non-serious adverse events concerning the Product to the applicable regulatory health authorities anywhere in the world.

         WCL shall report all adverse events involving the Product learned by it to:

                  Vice President, Worldwide Safety & Surveillance
                  Bristol-Myers Squibb Company
                  P.O. Box 5400
                  Mail Stop HW19-1.01
                  Princeton, New Jersey 08543-5400
                  U.S.A.
                  Facsimile No.:  (609) 818-3804
                  Telephone No.:  (609) 818-3737

         A. CIOMS-I form or a form that contains the data elements of a CIOMS-I form is recommended.

         Serious adverse events concerning the Ovcon Products learned by BMS shall be reported by BMS to WCL at the time that BMS reports such events to FDA, and shall be sent to:

                  Vice President B Regulatory Affairs
                  Warner Chilcott
                  100 Enterprise Drive
                  Rockaway, New Jersey 07866
                  Facsimile No.: (973) 442-3224
                  Telephone No.: (973) 442-3200

         D. Beginning as of the Effective Date of this Agreement, each party shall promptly notify the other party in writing of any order, request or directive of a court or other governmental authority to recall or withdraw the Product or the Ovcon(R) Products in any jurisdiction.

         E. WCL shall inform Bristol Myers Squibb Company's office of the Vice President, Worldwide Safety & Surveillance of any Product Quality Complaint received within three (3) working days but no more than four (4) calendar days from the receipt date by WCL. A Product Quality Complaint is defined as any complaint that questions the purity, identity, potency or quality of the Product, its packaging, or labeling, or any complaint that concerns any incident that causes the drug product or its labeling to be mistaken for, or applied to, another article or any bacteriological contamination, or any significant chemical, physical, or other change or deterioration in the distributed drug product, or any failure of one or more distributed batches of the drug product to meet the specifications therefor in the NDA for the Product. Such information shall be sent to the same address as set forth in Article VII(C) above.

         F.       WCL shall handle all medical inquiries concerning the Product.

         G. A "serious" adverse event for the Product is defined as any untoward medical occurrence that at any dose for the Product: (i) results in death; (ii) is life-threatening; (iii) requires inpatient hospitalization or prolongation of existing hospitalization; (iv) results in persistent or significant disability/incapacity; (v) is a congenital anomaly/birth defect; (vi) results in drug dependency or drug abuse; (vii) is cancer, or (viii) is an overdose. A "nonserious" adverse event is defined as that which is not serious.

VIII. Agreement Term

         A. Unless sooner terminated pursuant to Article VIII(B) below, the term of this Agreement (including the Trademark license granted herein) (the "Agreement Term") shall commence on the Effective Date and end on the later of:
(i) twenty (20) years from the date of the Commercial Launch of the Product, or
(ii) the expiration of any patent rights held by WCL relating to the Product.

         B. Upon written notice to WCL, BMS may terminate the Agreement Term without penalty upon the occurrence of any of the following events:

                  1. [REDACTED] percent [REDACTED] or more the voting securities of WCL are sold or transferred to a Person that, in the reasonable judgment of BMS, is a competitor or potential competitor of BMS or any of its Affiliates,(for purposes of the foregoing, voting securities sold or transferred to an Affiliate of a Person shall be deemed to be sold or transferred to such Person); or

                  2. WCL breaches any material obligation or duty under this Agreement and said breach is continuing thirty (30) days after BMS has advised WCL in writing of the existence and nature of this breach.

                  3. BMS receives notice that WCL or WCI has become insolvent or has suspended business in all material respects hereof, or has consented to an involuntary petition purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or has made an assignment for the benefit of creditors, or has applied for or consented to the appointment of a receiver or trustee for a substantial part of its property or assets.

                  4. WCL does not or ceases to diligently pursue, within the standards of commercial reasonableness, development of, or an approved NDA for, the Product.

         C. Neither the termination nor expiration of the Agreement Term shall release or operate to discharge any party from: (i) any liability or obligation that may have accrued prior to such termination or expiration, or (ii) any other agreement which may exist between the parties, except as may be set forth in such other agreement. Any termination of the Agreement Term by a party shall not be an exclusive remedy, but shall be in addition to any legal or equitable remedies that may be available to the terminating party. However, no party shall be liable to another party for any damages (whether direct, indirect, special, consequential, incidental, or other, including lost profits) sustained by reason of expiration of this Agreement or for termination of this Agreement by a party in accordance with the terms hereof.

         D. During any notice period, each party shall continue to fulfill its obligations under this Agreement. Upon the termination or expiration of the Agreement Term, WCL shall discontinue any use of the Trademark.

IX. Indemnification and Insurance

         A. WCL and WCI shall, jointly and severally, defend, indemnify and hold BMS and its employees, agents, officers, directors and affiliates (a "BMS Party") harmless from and against any and all losses, liabilities, obligations, claims, fees (including, without limitation, attorneys fees), expenses and lawsuits incurred by a BMS Party that are claimed by any third party and that result from or arise in connection with (i) the breach of any covenant, representation or warranty of WCL contained in this Agreement, (ii) the manufacturing, sale or distribution of the Product by WCL or any licensee or affiliate thereof, including, without limitation, any claim of patent infringement, (iii) any product liability claim related to the Product, including, without limitation, the use by any person of the Product, (iv) any contamination of or defect in the Product; and (v) breach by WCL of its obligations under Article IV hereof. In addition to the foregoing, WCI agrees to indemnify BMS for all losses arising from WCL's breach of its obligations under
Article V of this Agreement.

         B. BMS shall defend, indemnify and hold WCL and its employees, agents, officers, directors and affiliates (a "WCL Party") harmless from and against any and all losses, liabilities, obligations, claims, fees (including, without limitation, attorneys fees), expenses and lawsuits brought against or incurred by a WCL Party by a third party resulting from or arising in connection with (i) the breach by BMS of any covenant, representation or warranty of BMS contained in this Agreement.
         C. To receive the benefits of the indemnity under clauses (A) or (B) above, as applicable, an indemnified party must (i) give the indemnifying party written notice of any claim or potential claim promptly after the indemnified party receives notice of any such claim; (ii) allow the indemnifying party to assume the control of the defense and settlement (including all decisions relating litigation, defense and appeal) of any such claim (so long as it has confirmed its indemnification obligation responsibility to such indemnified party under this Article IX; and (iii) so long as such cooperation does not vitiate any legal privilege to which it is entitled, reasonably cooperate (provided the indemnifying party reimburses the indemnified party's reasonable documented out-of-pocket expenses) with the indemnifying party in its defense of the claim (including, without limitation, making documents and records available for review and copying and making persons within its/his/her control available for pertinent testimony). If the indemnifying party defends the claim, an indemnified party may participate in, but not control, the defense of such claim at its/his/her sole cost and expense. An indemnifying party shall have no liability under this Article IX as to any claim for which settlement or compromise of such claim or an offer of settlement or compromise of such claim is made by an indemnified party without the prior consent of the indemnifying party.

         D. WCL shall maintain for the entire Agreement Term commercial general liability coverage and product liability coverage (including umbrella liability coverage and excess umbrella liability coverage) in per occurrence and aggregate amounts no less, and with deductibles no greater, than those set forth on Exhibit A, each with insurers with Best ratings of A- or better. Apothecon, Inc. and Bristol-Myers Squibb Company shall be named as insureds on the policy. WCL shall furnish to BMS evidence of such insurance, upon request.

         E. The indemnification obligations set forth in this Article IX shall survive termination of the Agreement.

X.       Confidentiality

         A. Each party acknowledges that it may receive confidential or proprietary information of another party in the performance of this Agreement. Each party shall hold confidential and shall not, directly or indirectly, disclose, publish or use for the benefit of any third party or itself, except in carrying out its duties hereunder, any confidential or proprietary information of the other party, without first having obtained the furnishing party's written consent to such disclosure or use. "Confidential or proprietary information" shall include, inter alia, know-how, scientific information, clinical data, efficacy and safety data, adverse event information, formulas, methods and processes, specifications, pricing information (including discounts, rebates and other price adjustments) and other terms and conditions of sales, customer information, business plans, and all other intellectual property. This restriction shall not apply to any information within the following categories:

                  (1) information that is known to the receiving party or its Affiliates prior to the time of disclosure to it, to the extent evidenced by written records or other competent proof;

                  (2) information that is independently developed by employees, agents, or independent contractors of the receiving party or its Affiliates without reference to or reliance upon the information furnished by the disclosing party, as evidenced by written records or other competent proof;

                  (3) information disclosed to the receiving party or its Affiliates by a third party that has a right to make such disclosure;

                  (4) information that is contained in any written promotional material prepared by BMS for use in connection with the Ovcon Products or in any written promotional material prepared by WCL in connection with the Product; or

                  (5) any other information that becomes part of the public domain through no fault or negligence of the receiving party.

         The receiving party shall also be entitled to disclose the other party's Confidential Information that is required to be disclosed in compliance with applicable laws or regulations (including, without limitation, to comply with SEC, NASDAQ or stock exchange disclosure requirements), or by order of any governmental body or a court of competent jurisdiction; provided that the party required to disclose such information shall use all reasonable efforts to obtain confidential treatment of such information by the agency or court.

                  (b) This obligation shall survive the termination or expiration of this Agreement for five (5) years.

                  (c) The confidentiality obligations described above shall be in addition to the any obligations a party may have under the Confidential Disclosure Agreement between Apothecon and WCI dated as of July 14, 1998, except that to the extent there is an conflict between that agreement and provisions of this Agreement, this Agreement shall govern.

XI.      Representations and Warranties

         A. BMS represents and warrants to WCL that (i) the execution, delivery and performance of this Agreement by BMS does not conflict with, or constitute a breach of or under, any order, judgment, agreement or instrument to which BMS is a party; (ii) the execution, delivery and performance of this Agreement by BMS does not require the consent of any person or the authorization of (by notice or otherwise) any governmental or regulatory authority; (iii) the rights granted by BMS to WCL hereunder do not conflict with any rights granted by BMS to any Third Party; (iv) it is the sole and exclusive owner of the Trademark , free and clear of any liens or encumbrances; (v) it has not received any notice of, and is not aware of any facts that indicate a likelihood of, any infringement or misappropriation by any Third Party with respect to the Trademark; and (vi) BMS or an Affiliate of BMS owns the NDA for Ovcon(R)35.

         B. WCL represents and warrants to BMS that (i) the execution, delivery and performance of this Agreement by WCL does not conflict with, or constitute a breach of or under, any order, judgment, agreement or instrument to which WCL is a party; and (ii) the execution, delivery and performance of this Agreement by WCL does not require the consent of any person or the authorization of (by notice or otherwise) any governmental or regulatory authority.

XII.     Notices

         Unless otherwise explicitly set forth herein, any notice required or permitted to be given hereunder shall be in writing and shall be delivered personally by hand, or sent by reputable overnight courier, signature required, to the addresses of each party set forth below or to such other address or addresses as shall be designated in writing in the same matter:

                  (A) If to BMS:

                            Bristol Myers Squibb Company
                            777 Scudders Mill Road
                            Plainsboro, NJ  08536
                                        Attention: General Manager

with a copy to the attention of the "Vice President and Senior Counsel" at the same address.


                  (B) If to WCL:

                            Warner Chilcott Laboratories Ireland Limited
                            c/o Warner Chilcott Inc.
                            Rockaway 80 Corporate Center
                            100 Enterprise Drive
                            Suite 280
                            Rockaway, N.J. 07866
                                        Attention: President and General Counsel
with a copy to:

                           Warner Chilcott Laboratories Ireland Limited
                           Lincoln House
                           Lincoln Place
                           Dublin 2, Ireland
                           Attention:  General Manager

All notices shall be deemed given when received by the addressee.


XIII.    Miscellaneous Provisions

         A. Assignment. No party shall assign or otherwise transfer this Agreement or any interest herein or right hereunder without the prior written consent of the other party, and any such purported assignment, transfer or attempt to assign or transfer any interest herein or right hereunder shall be void and of no effect; except that each party (i) may assign its rights and obligations hereunder to an Affiliate without the prior consent of the other party (although, in such event, the assigning party shall remain responsible for all of its obligations and agreements set forth herein, notwithstanding such assignment) and (ii) subject to BMS's right to terminate the Agreement under
Article VIII(B)(1), may assign its rights and obligations to a successor (whether by merger, consolidation, reorganization or other similar event) or purchaser of all or substantially all of its business assets relating to the Product, provided, that such successor or purchaser has agreed in writing to assume all of such party's rights and obligations hereunder and a copy of such assumption is provided to the other party hereunder; and except that BMS may sell or out-license the rights to the Trademark as set forth in Article II(F).

         B. Non-Waiver. Any failure on the part of a party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or of any right of such party thereafter to enforce each and every such provision on any succeeding occasion or breach thereof.

         C. Dispute Resolution. If any dispute arises under this Agreement, the matter shall be submitted to the President of WCL and the General Manager of Apothecon for resolution. Any dispute that cannot be so resolved within 30 days after submission shall be submitted for arbitration in accordance with the rules of the American Arbitration Association, and the award or decision made by the arbitrator(s) designated pursuant to the American Arbitration Association rules of arbitration shall be binding upon the parties hereto and a judgment consistent therewith may be entered in any court of competent jurisdiction; provided, however, that nothing herein contained shall preclude a party from seeking equitable remedies in any court of competent jurisdiction.
Any such arbitration proceedings shall be conducted in New Jersey.

         D. Entirety of Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous and contemporaneous verbal and written agreements, representations and warranties with respect to such subject matter. This Agreement (or any provision or term hereof) may be released, waived, changed or supplemented only by a written agreement signed by an officer or other authorized representative of the party against whom enforcement of any release, waiver, change or supplement is sought. This Agreement shall not be strictly construed against any party hereto.

         E. Public Announcements. The form and content of any public announcement to be made by one party regarding this Agreement, or the subject matter contained herein, shall be subject to the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by applicable law (including, without limitation, disclosure requirements of the SEC, NASDAQ, or any other stock exchange) in which event the other party shall endeavor to give the other party reasonable advance notice and review of any such disclosure. Proposed public announcements submitted to the other party for approval shall be considered approved if the submitting party has not received comments or objections from the other party within fifteen (15) days from the date of submission, provided that public announcements proposed by WCL or WCI must be simultaneously provided to both the General Manager and in house Legal Counsel for Apothecon, at Apothecon, Inc., 777 Scudders Mill Road, Plainsboro, New Jersey.

         F. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey, without regard to its conflicts of law principles.

         G. Relationship of the Parties. In making and performing this Agreement, the parties are acting, and intend to be treated, as independent entities and nothing contained in this Agreement shall be construed or implied to create an agency, partnership, joint venture, or employer and employee relationship between BMS and WCL or BMS and WCI. Except as otherwise provided herein, no party may make any representation, warranty or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of any other party. No party shall be liable for the act of any other party unless such act is expressly authorized in writing by both such parties.

         H. Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

         I. Force Majeure. No party shall be liable to any other party for any failure to perform as required by this Agreement if the failure to perform is due to circumstances reasonably beyond such party's control, including, without limitation, acts of God, civil disorders or commotions, acts of aggression, fire, explosions, floods, drought, war, sabotage, embargo, unexpected safety or efficacy results obtained with the Product, utility failures, material shortages, labor disturbances, a national health emergency, or appropriations of property. A party whose performance is affected by a force majeure event shall take prompt action using its reasonable best efforts to remedy the effects of the force majeure event.


                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

Bristol Myers Squibb Company       Warner Chilcott Laboratories Ireland Limited

By:  /s/ Richard J. Lane           By: /s/ Roger M. Boissonneault
     ---------------------------       -----------------------------
     Richard J. Lane                   Roger M. Boissonneault
     Title: President U.S.             Title: President
             Medicines Group and               Warner Chilcott, Inc.
             Worldwide Franchise
             Management






Prepared by Harvey C. Kaish
McCarter & English, LLP